UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2022

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 14, 2022, Community Healthcare Trust Incorporated (the “Company”), as borrower, entered into a first amendment (the “First Amendment”) to the third amended and restated credit agreement (the “Credit Agreement”) with a syndicate of lenders, under which Truist Bank serves as administrative agent.

The First Amendment is described in further detail in Item 2.03 below.

The summary of the First Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

The First Amendment amends the Credit Agreement to, among other things, (i) establish a new seven-year and three-month term loan facility in the aggregate principal amount of $150.0 million (the “A-5 Term Loan”), and (ii) replace the London interbank offered rate (“LIBOR”) as a benchmark interest rate for loans under the Credit Agreement with the secured overnight financing rate administered by the Federal Reserve Bank of New York (“SOFR”). The proceeds of the A-5 Term Loan were used to repay the existing five-year term loan facility in the aggregate principal amount of $50 million (the “A-2 Term Loan”) and to repay $85 million aggregate principal amount of loans outstanding under the existing revolving credit facility (the “Revolving Facility”), with the balance of the proceeds expected to be used to fund acquisitions that are anticipated to close prior to the end of 2022.

As amended by the First Amendment, the Credit Agreement allows the Company to borrow, through the accordion feature, up to $700.0 million, including the ability to add and fund incremental term loans, and includes the following (the “Credit Facility”):

(i)	the existing $150.0 million Revolving Facility, which matures on March 19, 2026 and includes a single twelve-month extension option;

(ii)	the existing seven-year term loan facility in the aggregate principal amount of $75.0 million (the “A-3 Term Loan”), which will mature on March 29, 2026;

(iii)	the existing seven-year term loan facility in the aggregate principal amount of $125.0 million (the “A-4 Term Loan”), which will mature on March 19, 2028;

(iv)	the new A-5 Term Loan in the aggregate principal amount of $150.0 million, which will mature on March 14, 2030; and

(v)	an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, including obtaining additional commitments from the lenders under the Credit Agreement, of up to $200.0 million.

Amounts outstanding under the Revolving Credit Facility bear annual interest at a floating rate that is based, at the Company’s option, on either: (i) adjusted term SOFR or adjusted daily simple SOFR (each as defined in the Credit Agreement) plus 1.25% to 1.90% or (ii) a base rate (as defined in the Credit Agreement) plus 0.25% to 0.90% in each case, depending upon the Company’s leverage ratio. Amounts outstanding under the A-3 Term Loan, A-4 Term Loan and A-5 Term Loan bear annual interest at a floating rate that is based, at the Company’s option, on either: (i) adjusted term SOFR or adjusted daily simple SOFR (each as defined in the Credit Agreement) plus 1.65% to 2.30% or (ii) a base rate (as defined in the Credit Agreement) plus 0.65% to 1.30%, in each case, depending upon the Company’s leverage ratio. The Company previously entered into interest rate swaps to fix the interest rates on the A-3 Term Loan and A-4 Term Loan. The existing interest rate swap on the refinanced A-2 Term Loan in the amount of $50 million will be applicable to the A-5 Term Loan until its maturity, and the Company intends to enter into additional interest rate swaps to fix the interest rate on the balance of the A-5 Term Loan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment, dated as of December 14, 2022, to Third Amended and Restated Credit Agreement, dated as of March 19, 2021, by and among Community Healthcare Trust Incorporated, as borrower, the several banks and financial institutions party thereto as lenders, and Truist Bank, as administrative agent

104	Cover Page Interactive Date File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Healthcare Trust Incorporated

Date: December 14, 2022	By:	/s/ David H. Dupuy
	Name:	David H. Dupuy
	Title:	Executive Vice President and Chief Financial Officer